Exhibit 10.13

VICURON PHARMACEUTICALS INC.

STOCK OPTION GRANT NOTICE

(2003 New-Hire Stock Option Plan)

Vicuron Pharmaceuticals Inc. (the “Company”), pursuant to its 2003 New-Hire Stock Option Plan (the “Plan”), hereby grants to Optionee an option to purchase the number of shares of the Company’s common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety. The option is a Nonstatutory Stock Option and is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Optionee:
Date of Grant:
Shares Subject to Option:
Exercise Price Per Share:	$
Expiration Date:

Vesting Schedule: 25% vests 12 months from the Date of Grant; 75% vests at a monthly rate of 1/36th each month thereafter.

Payment: By cash or check.

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of any options granted concurrently with the option under the Company’s 2003 New-Hire Stock Option Plan and evidenced by an award agreement executed by the Company and in a form similar to this notice. Optionee also agrees to the terms of the option set forth herein, in the Stock Option Agreement, and in the Plan.

VICURON PHARMACEUTICALS INC.	[OPTIONEE]:

By:
Signature

Title:

Date:	Date:

Attachment I:	Stock Option Agreement
Attachment II:	2003 New-Hire Stock Option Plan
Attachment III:	Notice of Exercise

ATTACHMENT I

Stock Option Agreement

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company’s common stock (“Common Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

Your option is granted in connection with and in furtherance of the Company’s 2003 New-Hire Stock Option Plan (the “Plan”) for the Company’s employees. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.    VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

2.    METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option.

3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES. Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

4.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5.    TERM. Subject to Section 10 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

(i)    the Expiration Date indicated in the Grant Notice;

(ii)    the tenth (10th) anniversary of the Date of Grant;

(iii)    eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

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(iv) twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

(v) immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

(vi) three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

6.    EXERCISE.

(a) You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) As a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of the exercise of your option.

7.    TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

8.    OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

9.    NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

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10.    GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

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ATTACMENT II

2003 New-Hire Stock Option Plan

ATTACHMENT III

Notice of Exercise

NOTICE OF EXERCISE OF OPTION

GRANTED UNDER THE 2003 NEW-HIRE STOCK OPTION PLAN

Date of Exercise:

Vicuron Pharmaceuticals Inc.

455 South Gulph Road, Suite 310

King of Prussia, PA 19406

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2003 New-Hire Stock Option Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option. I understand that Vicuron Pharmaceuticals Inc. will not be bound to honor this exercise unless and until I have either paid all such tax withholding obligations in cash and/or I have otherwise provided for such withholding obligations in the manner designated by you.

Very truly yours,

(Signature)

Print Name:

Address: